UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2020

MADISON SQUARE GARDEN SPORTS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-4111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01	Other Events.

As previously disclosed, on March 29, 2019, a stockholder of Madison Square Garden Sports Corp. (the “Company”) filed a complaint in the Court of Chancery of the State of Delaware (the “Court”), derivatively on behalf of the Company (the “Action”), against certain directors of the Company who are members of the Dolan family group and against those other directors of the Company who were the members of the Compensation Committee on such date (collectively, the “Individual Defendants”). The Company was also named as a nominal defendant in the Action. The Action alleges that the Individual Defendants breached their fiduciary duties to the Company and its stockholders in approving the compensation of James L. Dolan, as the Executive Chairman and Chief Executive Officer of the Company, pursuant to his 2016 and 2018 employment agreements. Pursuant to Mr. Dolan’s 2018 employment agreement, on October 3, 2018 the Company granted Mr. Dolan a one-time award consisting of 32,471 performance stock units and 448,992 stock options (the “MSGS Award”). The stock options included as part of this award vest over four years and at the time of grant date were, and continue to be, priced substantially higher than the Company’s current stock price. The Action sought monetary damages in an unspecified amount from the Individual Defendants in favor of the Company; rescission of Mr. Dolan’s employment agreements; restitution and disgorgement by Mr. Dolan in respect of his compensation; and costs and disbursements for the plaintiff. Each of the Individual Defendants denies all allegations, in the Action or otherwise, that any of them committed wrongdoing, has any fault or liability or has caused any damage.

On June 5, 2019, the Board of Directors of the Company formed a Special Litigation Committee (the “SLC”) to investigate the claims made in the Action and determine the Company’s response thereto. From July to December 2019, the SLC conducted a thorough investigation into the facts and circumstances surrounding the Action to objectively assess the substantive fairness of Mr. Dolan’s compensation under his 2016 and 2018 employment agreements. The SLC concluded that a settlement of the Action is in the best interests of the Company and its stockholders. In reaching that determination, the SLC considered the facts and circumstances surrounding the proposed settlement, including: (i) the strengths and weaknesses of the claims asserted by plaintiff and the Individual Defendants’ defenses, viewed in light of the SLC’s considerable investigation; (ii) that the SLC found no evidence that any of the Individual Defendants acted in bad faith or in a manner that they believed not to be in the best interests of the Company and its stockholders; (iii) the potential recovery from the claims asserted; (iv) the time, expense, risks, and uncertainties of continued litigation; (v) the effect on the Company of continued litigation; and (vi) the benefits that the proposed settlement affords the Company.

Also as previously disclosed, on April 17, 2020 the Company effected a spin-off to its common stockholders (the “MSGE Spin-off”) of all of the common stock of Madison Square Garden Entertainment Corp. (“MSG Entertainment”). In connection with the MSGE Spin-off, each of the Company and MSG Entertainment entered into new March 31, 2020 employment agreements with Mr. Dolan, which allocated Mr. Dolan’s compensation between the two companies. Additionally in connection with the MSGE Spin-off, MSG Entertainment granted a one-time award consisting of 32,471 performance stock units and 448,992 stock options (the “MSGE Award”) to Mr. Dolan in respect of the MSGS Award, consistent with the treatment of all equity-based Company awards in the MSGE Spin-off. Like the MSGS Award, the stock options included as part of this award vest over four years and at the time of grant date were, and continue to be, priced substantially higher than MSG Entertainment’s current stock price.

On June 18, 2020, as a result of arm’s-length negotiations among the SLC, the plaintiff, and the Individual Defendants, and their respective counsel, such parties and the Company and MSG Entertainment entered into an agreement to settle the Action (the “Settlement”). The Individual Defendants are entering into the Settlement solely because it will eliminate the distraction, burden, delay and expense of further litigation involving the claims to be released in the Settlement and will permit the operation of the Company without further distraction to and diversion of its directors and executives with respect to the Action.

Upon the Settlement becoming effective, Mr. Dolan has agreed to voluntarily relinquish the MSGS Award and MSGE Award and the related award agreements will be cancelled. The Settlement also provides that (i) no future decision by the Company or MSG Entertainment, as applicable, concerning Mr. Dolan’s compensation will reinstate or recompense Mr. Dolan for the cancelled MSGS Award or MSGE Award or the exclusion from Mr. Dolan’s employment agreements of the terms set forth in Annex B to the 2018 employment agreement (which had provided Mr. Dolan with certain rights in the event of his termination of employment with MSG Networks Inc.), and (ii) as applicable, in connection with any negotiations with Mr. Dolan regarding his compensation, the Board of Directors or the Compensation Committee of each of the Company and MSG Entertainment will retain independent legal counsel and will continue to retain an independent compensation consultant. As part of the Settlement, the plaintiff will withdraw all of the allegations made in the Action upon the Settlement becoming effective. The parties agreed that the Settlement is not a presumption, concession, or admission by any of the parties of any fault, liability, or wrongdoing, or of any infirmity or weakness of any claim or defense. If the Court approves the Settlement, it will issue a Final Judgment and Order of Dismissal that will dismiss the Action with prejudice and release claims relating to the Action. The Settlement will become effective on the date on which the Final Judgment and Order of Dismissal becomes final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN SPORTS CORP. (Registrant)

Dated: June 18, 2020	By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President and General Counsel